Exhibit 10.64
EXECUTION VERSION

GUARANTEE AGREEMENT

dated as of
December 22, 2016,
among
MEDA AB (PUBL),
as Borrower,

MYLAN N.V.,
as Guarantor

and
AB SVENSK EXPORTKREDIT (PUBL),
as Lender

GUARANTEE AGREEMENT (this “Guarantee”), dated as of December 22, 2016, among Mylan N.V., a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands (the “Guarantor”), Meda AB (publ) (the “Borrower”) and AB Svensk Exportkredit (publ) (the “Lender”).
W I T N E S S E T H
          WHEREAS, the Borrower has heretofore executed and delivered to the Lender the Swedish Kronor 2,000,000,000 Loan Agreement, dated as of September 17, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms and subject to the conditions set forth in the Agreement; and
          WHEREAS, the Guarantor has agreed to execute this Guarantee pursuant to which the Guarantor shall fully and unconditionally guarantee all of the Borrower’s obligations under the Agreement on the terms and conditions set forth herein;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:
SECTION 1.01.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.
SECTION 1.02.    Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not as a surety, to the Lender for its benefit, and its permitted endorsees, transferees and assigns, the prompt and complete payment and performance of the obligations of the Borrower pursuant to the Agreement (the “Obligations”). Whenever the Borrower does not pay any amount when due under or in connection with the Agreement the Guarantor shall promptly on demand pay that amount to the Lender or its permitted endorsees, transferees and assigns. Subject to Section 1.09, the guarantee contained in this Section 1.02 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full in cash. Except as provided in Section 1.09, no payment made by the Guarantor or any other person or received or collected by the Lender from the Guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations until all Obligations are satisfied by payment in full in cash.
SECTION 1.03.    Amendments, etc., with Respect to the Obligations. To the fullest extent permitted by applicable law, the Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender and any of the Obligations continued, and the Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and this Guarantee and the Agreement, any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.
SECTION 1.04.    Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon the guarantee contained in this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Guarantee. To the fullest extent permitted by applicable law, the Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Guarantee, to the fullest extent permitted by applicable laws, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other person against the Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guarantor under the guarantee contained in this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Guarantor or any other person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings
SECTION 1.05.    Reinstatement. Subject to Section 1.09, this Guarantee is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations are satisfied by payment in full in cash. Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or the Lender exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the bankruptcy laws of the Netherlands, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the Netherlands or other applicable jurisdictions from time to time in effect (“Debtor Relief Laws”) or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guarantee.
SECTION 1.06.    Payments. All payments by the Guarantor under this Guarantee shall be made in the manner, at the place and in the currency for payment required by this Guarantee and the Agreement. The obligations of the Guarantor hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Guarantor or the Borrower, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Guarantor’s or the Borrower’s property, or by economic, political, regulatory or other events in the countries where the Guarantor or the Borrower is located.
SECTION 1.07.    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Lender.
SECTION 1.08.    Condition of Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that the Lender does not have any duty, and the Guarantor is not relying on the Lender at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower (the Guarantor waiving any duty on the part of the Lender to disclose such information and any defense relating to the failure to provide the same).

SECTION 1.09.    Releases. At such time as all Obligations shall have been satisfied by payment in full in cash, this Guarantee and all obligations (other than those expressly stated to survive such termination) of the Lender and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
SECTION 1.10.    Notices. All communications and notices hereunder to the Guarantor shall be given to it at the address below in the manner provided in Clause 23 (Notices) of the Agreement.
Mylan N.V. (c.o. Mylan Inc.)
1000 Mylan Boulevard
Canonsburg, PA 15317
Attention: Colleen Ostrowski
Telephone: (917) 262-2993
Fax: (917) 262-2990
E-mail: colleen.ostrowski@mylan.com

SECTION 1.11.    Counterparts. This Guarantee may be signed in any number of counterparts and this has the same effect as if the signatories on the counterparts were on a single copy of this letter.
SECTION 1.12.    Effects of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 1.13.    Severability. In case any provision in this Guarantee is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.
SECTION 1.14.    Governing Law; Jurisdiction; Interpretation. This Guarantee is governed by, and is to be construed and interpreted in accordance with, the laws of the Netherlands. Unless the Guarantor consents in writing to the selection of an alternative forum, the competent courts of Amsterdam, the Netherlands shall be the sole and exclusive forum for any action asserting a claim arising pursuant to or otherwise based on any provision of the laws of the Netherlands or this Guarantee. In this Guarantee, legal concepts are expressed in English terms. The Netherlands legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described by the English terms.
[Signatures Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Guarantor and the Lender have duly executed this Guarantee as of the day and year first above written.

MEDA AB (PUBL), as Borrower

By:	/s/ Colleen Ostrowski
Name:	Colleen Ostrowski
Title:	Chairman

MYLAN N.V., as Guarantor

By:	/s/ Colleen Ostrowski
Name:	Colleen Ostrowski
Title:	Senior Vice President and Treasurer

[Signature Page to Guarantee Agreement]

FOR ACCEPTANCE: AB SVENSK EXPORTKREDIT (PUBL), as Lender
By	/s/ Hakan Lingnert
Name: Hakan Lingnert
Title:

By	/s/ Fredrik Bitter
Name: Fredirk Bitter
Title: Legal Counsel

[Signature Page to Guarantee Agreement]